Exhibit 5.1

609 Main Street Houston, TX 77002 United States +1 713 836 3600	Facsimile: +1 713 836 3600

www.kirkland.com

May 17, 2021

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, Oklahoma 73118

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel to Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on May 17, 2021 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company. The Registration Statement relates to the sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of up to $1,500,000,000 of our securities, including our common stock, par value $0.01 per share (the “Common Stock”), preferred stock (the “Preferred Stock”), debt securities (the “Debt Securities”), new warrants (the “New Warrants”), depository shares (the “Depository Shares”), share purchase contracts (the “Share Purchase Contracts”) and units (the “Units”) to be sold by the Company and 39,701,689 shares of Common Stock, 286,533 Class A warrants to purchase common stock (the “Class A Warrants”), 233,598 Class B Warrants to purchase common stock (the “Class B Warrants”) and 875,888 Class C Warrants to purchase common stock of the Company (the “Class C Warrants”, and collectively with the Common Stock, Preferred Stock, Debt Securities, New Warrants, Depository Shares, Share Purchase Contracts, Units, Class A Warrants and Class B Warrants, the “Securities”) to be sold by certain stockholders of the Company (the “Selling Stockholders”).

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Securities and (iii) the Registration Statement and the exhibits thereto.

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Chesapeake Energy Corporation

May 17, 2021

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

We have also assumed that:

(i)	the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii)	if applicable, a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; and

(iii)	all Securities will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and, if applicable, the appropriate Prospectus Supplement.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, with respect to the Securities to be offered by the Selling Stockholders pursuant to the Registration Statement, such Securities are validly issued, fully paid and nonassessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Chesapeake Energy Corporation

May 17, 2021

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP